AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1999
                                                       REGISTRATION NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        LUND INTERNATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   41-1568618
                      (I.R.S. Employer Identification No.)

         911 LUND BOULEVARD, ANOKA, MINNESOTA                   55303
       (Address of Principal Executive Offices)               (Zip Code)

                        LUND INTERNATIONAL HOLDINGS, INC.
                        1998 STOCK OPTION INCENTIVE PLAN
                        LUND INTERNATIONAL HOLDINGS, INC.
                        1999 STOCK OPTION INCENTIVE PLAN
                            (Full Title of the Plans)

        DENNIS W. VOLLMERSHAUSEN, CHIEF EXECUTIVE OFFICER AND PRESIDENT,
                       LUND INTERNATIONAL HOLDINGS, INC.
                   911 LUND BOULEVARD, ANOKA, MINNESOTA 55303
                     (Name and Address of Agent for Service)

                                 (612) 576-4200
           Telephone Number, Including Area Code, of Agent For Service

                                   Copies to:
                               MARK S. WEITZ, ESQ.
                             JEFFREY L. COTTER, ESQ.
              LEONARD, STREET AND DEINARD PROFESSIONAL ASSOCIATION
                             150 SOUTH FIFTH STREET
                                   SUITE 2300
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 335-1500

                         CALCULATION OF REGISTRATION FEE

=============================================================== ============ =========== ============ ==============
                                                                               Proposed    Proposed
                                                                               Maximum     Maximum
                                                                   Amount      Offering   Aggregate      Amount of
                                                                   To Be      Price Per    Offering    Registration
                    Title of Securities To Be Registered         Registered    Share(1)    Price(1)       Fee(1)
--------------------------------------------------------------- ------------ ----------- ------------ ==============
Common Stock, $.10 par value per share, issuable under the Lund
International Holdings, Inc. 1998 Stock Option Incentive Plan    500,000        $6.50     $3,250,000      $903.50
--------------------------------------------------------------- ------------ ----------- ------------ ==============
Common Stock, $.10 par value per share, issuable under the Lund
International Holdings, Inc. 1999 Stock Option Incentive Plan    500,000        $6.50     $3,250,000      $903.50
=============================================================== ============ =========== ============ ==============

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on September 29, 1999, as reported by the Nasdaq National Market System.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The documents listed below are incorporated herein by reference. All documents subsequently filed by Lund International Holdings, Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's common stock, $.10 par value per share ("Common Stock"), offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

            (a) The Registrant's Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission (the "Commission") on April 1, 1999(Commission File No. 0-16319), relating to the Registrant's Annual Meeting of Shareholders held on April 27, 1999;

            (b) The Registrant's Preliminary Schedule 14A (Proxy Statement), relating to the Registrant's Annual Meeting of Shareholders held on April 27, 1999;

            (c) The Registrant's Annual Report to Shareholders, relating to the Registrant's Annual Meeting of Shareholders held on April 27, 1999;

            (d) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

            (e) The Registrant's Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1999;

            (f) The Registrant's Report on Form 10-Q/A for the fiscal quarter ended June 30, 1999;

            (g) The Registrant's Current Reports on Form 8-K filed with the Commission on January 6, January 8, and February 12, 1999;

            (h) The Registrant's Current Reports on Form 8-K/A filed with the Commission on March 8 and April 13, 1999; and

            (i) The description of the Common Stock contained in the Registrant's Registration Statement filed on Form S-4 (Registration No. 33-16685), dated August 21, 1987, and as amended by Amendment Nos. 1 and 2, dated September 25, 1987, and October 7, 1987, respectively.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation organized under the laws of the State of Delaware the power to indemnify its officers and directors under certain circumstances. Article V of the Registrant's Amended and Restated Bylaws provides for indemnification to the fullest extent permitted by Section 145.

            As authorized by Section 102 of the Delaware GCL, the Registrant has included in its Certificate of Incorporation a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for certain breaches of a director's fiduciary duties to the Registrant. Liability may not be and has not been limited for breaches of the duty of loyalty, intentional misconduct, distributions made in contravention of Section 174 of the Delaware GCL or for any transaction in which a director derives an improper personal benefit.

            The Registrant has a directors and officers liability insurance policy which, under certain circumstances, insures its directors and officers against the cost of defense, settlement or payments of judgment.

            The rights of indemnification described above are not exclusive of any other rights of indemnification to which the person indemnified may be entitled under any agreement, vote of stockholders or directors, or otherwise.

            For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.     EXHIBITS.

            4.1 Certificate of Incorporation of the Registrant, as amended to date

            4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 (Registration No. 33-16685))

            5.1 Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the Common Stock being registered

            15.1 Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information)

            23.1 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)

            23.2        Consent of PricewaterhouseCoopers LLP

            24.1 Power of Attorney (included on the signature page of this Registration Statement)

ITEM 9.     UNDERTAKINGS.

(a)         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anoka, State of Minnesota on this 30th day of September, 1999.

                                        LUND INTERNATIONAL HOLDINGS, INC.



                                        By /s/ Dennis W. Vollmershausen
                                        Dennis W. Vollmershausen
                                        Chief Executive Officer and
                                        President (Principal Executive Officer)

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis W. Vollmershausen his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                                          Date
------------------------------     ------------------------------------------     --------------------

/s/ Dennis W. Vollmershausen
------------------------------
Dennis W. Vollmershausen           Chief Executive Officer, President and         September 30, 1999
                                   Director (Principal Executive Officer)

/s/ Edmund J. Schwartz
------------------------------
Edmund J. Schwartz                 Chief Financial Officer, Treasurer and         September 30, 1999
                                   Assistant Secretary (Principal Financial
                                   and Accounting Officer)

/s/ David E. Dovenberg
------------------------------
David E. Dovenberg                 Director                                       September 30, 1999

/s/ Ira D. Kleinman
------------------------------
Ira D. Kleinman                    Director                                       September 30, 1999

/s/ Robert R. Schoeberl
------------------------------
Robert R. Schoeberl                Director                                       September 30, 1999

/s/ Harvey J. Wertheim
------------------------------
Harvey J. Wertheim                 Director                                       September 30, 1999

/s/ Lawrence C. Day
------------------------------
Lawrence C. Day                    Director                                       September 30, 1999

                            EXHIBIT INDEX TO FORM S-8


Exhibit                     Description
-------                     -----------
Number
------

    4.1 Certificate of Incorporation of the Registrant, as amended to date

    4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 (Registration No. 33-16685))

    5.1 Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the Common Stock being registered

   15.1 Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information)

   23.1 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)

   23.2                     Consent of PricewaterhouseCoopers LLP

   24.1 Power of Attorney (included on the signature page of this Registration Statement)